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EXHIBIT 21

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                   State or Other Jurisdiction
Name of Company                                    of Incorporation

Medsep Corporation                                          Delaware
Pall Acquisition, Inc.                                      Delaware
Pall Aeropower Corporation                                  Delaware
Pall Biomedical, Inc.                                       Delaware
Pall International Corporation                              Delaware
Pall Puerto Rico, Inc.                                      Delaware
Pall - PASS US, Inc.                                        Delaware
Rochem Separations                                          California
Russell Associates Inc.                                     Maryland
Gelman Sciences, Inc.                                       Michigan

Pall Austria Filter Ges.m.b.H.                              Austria
Pall (Canada) Limited                                       Canada
Pall Europe Limited (a)                                     England
Pall France S.A.                                            France
Pall Deutschland GmbH Holding                               Germany
Pall Italia S.R.L.                                          Italy
Gelman Ireland Ltd.                                         Ireland
Pall Netherlands B.V. (a)                                   The Netherlands
PLLN C.V. Partnership (b)                                   The Netherlands
Pall Norge AS                                               Norway
Pall Espana S.A.                                            Spain
Pall Filtron AB                                             Sweden
Pall (Schweiz) A.G.                                         Switzerland
Argentaurum A.G.                                            Switzerland

Pall Filter (Beijing) Co., Ltd.                             China
Pall Asia International Ltd.                                Hong Kong
Nihon Pall Ltd.                                             Japan
Pall Filtration Pte. Ltd.                                   Singapore
Pall Korea Limited                                          South Korea
Pall Mauritius Ltd.                                         India
Pall Pharmalab Filtration Pvt. Ltd. (c)                     India
Pall Export Sales Corporation, Limited                      Jamaica




(a) Contributed to PLLN C.V. a Netherlands Partnership
(b) General Partner: Pall-PASS US, Inc. (12.6%); Limited Partner: Pall Corporation (87.4%)
(c) 51% owned by Pall Mauritius Ltd; balance (49%) owned by an unrelated party - Pharmalab Group

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 2002, 2001 and 2000, or, in the case of corporations organized since July 31, 1999, from the date of incorporation. The list does not include inactive subsidiaries.